Exhibit 10.1

SECURED PROMISSORY NOTE

October 24, 2025

For value received, Adverum Biotechnologies, Inc., a Delaware corporation (herein called the “Maker”), hereby promises to pay to Eli Lilly and Company, an Indiana corporation, or its permitted assigns (hereinafter referred to as the “Holder”), the principal sum of up to $65,000,000 or so much thereof as remains outstanding from time to time. The Maker also agrees to pay interest on the principal amount of each Advance (as defined below) that is outstanding from time to time at a rate per annum equal to SOFR plus 10.0%. Interest shall commence on the date of the first Advance hereunder and accrue bi-weekly in arrears and shall continue accruing on the unpaid principal and accrued but unpaid interest amount until paid in full. All accrued interest shall be calculated on the basis of a 360 day year and actual days elapsed. All accrued interest shall compound and be added to the principal balance on the last Business Day of each bi-weekly period. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings given to them in the Merger Agreement.

SECTION 1. Definitions. As used herein, the following terms will be deemed to have the meanings set forth below.

“Advance” means any advance made under this Note pursuant to Section 2(a).

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries now or hereafter, Controls or is Controlled by or is under common Control with the Person specified.

“Bankruptcy Code” means the United States Bankruptcy Code.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks in the State of New York are authorized or required to close.

“Collateral” means the following, whether now owned and existing or hereafter acquired or arising, wherever located:

(a) all bank accounts, deposit accounts and securities accounts;

(b) all receivables, accounts receivable, notes and instruments;

(c) all securities and investment property;

(d) all money, cash and cash equivalents;

(e) all general intangibles;

(f) all goods, inventory, equipment and fixtures;

(g) all real property;

(h) all intellectual property rights (including, without limitation, all patents, patent applications, trademarks, trademark applications, copyrights, copyright applications and all rights in connection with any licensing agreements, inventions, rights to sue for past, present and future infringements thereof, trade secrets, and all other confidential or proprietary information and know-how protectable by applicable law);

(i) all supporting obligations and letter-of-credit rights;

(j) all books and records; and

(k) to the extent not otherwise included, all proceeds, tort claims listed on Schedule 1.1, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing, whether now existing or hereafter acquired.

All terms used in this definition, to the extent not otherwise defined in this Note, shall have the meanings provided for such terms in the UCC.

“Collateral Documents” means each of the agreements (including, for the avoidance of doubt, this Note), instruments or documents that creates or purports to create or perfect a lien in favor of the Holder with respect to the obligations of the Maker or the Guarantors under this Note.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Guarantors” means each of (i) Avalanche Australia PTY LTD, a private limited company organized under the laws of Australia, (ii) Annapurna Therapeutics Limited, a private limited company organized under the laws of Ireland with company number 564722 ((i) and (ii), collectively, the “Foreign Guarantors”), and (iii) Adverum NC, LLC, a Delaware limited liability company (the “US Guarantor”).

“Indebtedness” means, as to any Person, without duplication, all of the following, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent payment obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net payment or delivery obligations of such Person under any hedging agreement; (d) all payment obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, either (x) not past due for more than ninety (90) days after the date on which such trade account payable was created or

(y) subject to a good faith dispute (solely to the extent of such good faith disputed amount)); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) capital leases and or finance leases; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (h) all guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other governmental agency or authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in either case undertaken under U.S. Federal, state or foreign law.

“Investment” means, as to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, equity interests or other securities issued by any other Person and the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any instrument or arrangement having substantially the same economic effect as any of the foregoing).

“Maker” has the meaning set forth in the introductory paragraph of this Note and includes any Person that succeeds to or assumes the obligations of the Maker under this Note in accordance with terms of this Note.

“Maturity Date” means January 22, 2026.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Holder, Maker and Flying Tigers Acquisition Corporation, a Delaware corporation.

“Note” means this secured promissory note issued by the Maker and guaranteed by the Guarantors.

“Person” means any person, corporation, general or limited partnership, joint venture, trust, limited liability company, association or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Prepayment Premium” means 5.0% of the principal amount outstanding under this Note.

“Signing Date” means October 24, 2025.

“SOFR” means, the rate per annum determined by the Holder as the forward-looking term rate for a one-month tenor published by the Federal Reserve Bank of New York. SOFR shall be determined on the first day of each calendar month and shall re-set on the first calendar day of each month.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“Triggering Event” means:

(a) Failure by the Maker or the Guarantors to make any payment hereunder when due and payable; or

(b) The Maker or any Guarantor (i) except (A) as required by applicable Law, (B) as required by this Note or the Merger Agreement, or (C) with the prior written consent of Holder, ceases to conduct its business in the ordinary course; (ii) commences an Insolvency Proceeding with respect to itself or (iii) takes any action to effectuate or authorize any of the foregoing; or

(c) (i) Any involuntary Insolvency Proceeding is commenced with respect to or filed against the Maker or a Guarantor, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against all or a substantial part of the Maker’s or a Guarantor’s assets or properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 30 days after commencement, filing or levy; (ii) the Maker or a Guarantor admits the allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Maker or a Guarantor acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its assets, property or business; or

(d) any representation, warranty, certification or statement of fact made or deemed made by the Maker or the Guarantors herein, in any Collateral Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or

(e) the Maker or a Guarantor fails to perform or observe in any material respect any term, covenant or agreement contained in this Note, any Collateral Document or the Merger Agreement; or

(f) any provision of this Note or any Collateral Document at any time after its execution and delivery and for any reason ceases to be in full force and effect; or the Maker or a Guarantor contests in writing the validity or enforceability of this Note or the Collateral Documents, or denies in writing that it has any or further liability or obligation under this Note or the Collateral Documents; or

(g) any Collateral Document ceases to create, or any lien purported to be created by any Collateral Document shall be asserted in writing by the Maker or a Guarantor not to be, a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

(h) (x) there is entered against the Maker or a Guarantor, a final judgment in excess of $500,000 and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 30 consecutive days or (y) the Maker or a Guarantor fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness having an aggregate outstanding principal amount in excess of $500,000; or

(i) the Merger Agreement is terminated.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided, further, that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction from time to time for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

SECTION 2. Advances.

(a) Subject to the terms and conditions set forth herein, the Holder agrees to make up to four advances, on the terms and subject to the conditions set forth herein:

(i) one installment of $5,000,000 on October 28, 2025 (such installment, the “First Advance”);

(ii) one installment of $15,000,000 on November 7, 2025;

(iii) one installment of $20,000,000 on November 21, 2025; and

(iv) one installment of $25,000,000 on December 5, 2025 (such installment, the “Final Installment”);

(b) Any Advance or any portion thereof, once prepaid or repaid, may not be reborrowed.

(c) To request any Advance pursuant to Section 2(a)(ii)-(iii), the Maker shall notify the Holder of such request no later than 10:00 a.m. Eastern time five Business Days prior to the date of such requested Advance (or at such later date and/or time agreed to by the Holder). Such notice of a request for any Advance shall be in writing. If notice is given after 10:00 a.m. Eastern time, it shall be deemed to have been given on the next succeeding Business Day. Holder acknowledges that the First Advance has been deemed requested for all purposes under this Note as of the date hereof. Each notice as provided in this Section 2(c) shall be irrevocable and binding on the Maker.

(d) Any Advance is subject to satisfaction or waiver of the following conditions precedent (provided that only the Final Installment shall be subject to satisfaction or waiver of the condition in clause (ix)), which the Maker shall certify to the Holder in any Advance request:

(i)	the Maker and any Guarantor shall not have breached in any material respect any of its obligations under each of the Merger Agreement and the Note;

(ii)

the representations and warranties made by Maker and any Guarantor under the Note and the Merger Agreement (other than the representations and warranties set forth in Section 4.8(a) of the Merger Agreement) are true and correct in all material respects without regard to any “materiality,” “Company Material Adverse Effect” or similar qualifiers, and the representations and warranties made by Maker set forth in Section 4.8(a) of the Merger Agreement are true and correct in all respects;

(iii)	there has not been any Change of Board Recommendation under the Merger Agreement;

(iv)	there is not, and has been no, Triggering Event under this Note;

(v)

the Maker shall have delivered a completed and accurate perfection certificate on the Signing Date (and to the extent necessary to supplement such information after the Signing Date to maintain its accuracy, on such Advance request date), in the form of Exhibit A hereto;

(vi)

(i) on the Signing Date, the Holder shall have received a customary written opinion of Cooley LLP, counsel to the Maker and the US Guarantor, in form and substance reasonably satisfactory to Holder and (ii) prior to any Advance, other than the First Advance (or by such later date as may be agreed by the Holder), the Holder shall have received a customary written opinion of counsel to the Foreign Guarantors, in form and substance reasonably satisfactory to Holder;

(vii)

on the Signing Date, the Holder shall have received (i) a copy of each organizational document of the Maker and the Guarantors as of the Signing Date and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of such Person executing this Note and the Collateral Documents to which each such Person is a party as of the Signing Date; (iii) resolutions of the board of directors or similar governing body of the Maker and the Guarantors approving and authorizing the execution, delivery and performance as of the Signing Date of this Note and the Collateral Documents to which such Person is a party; and (iv) a good standing certificate (to the extent such concept is applicable in the relevant jurisdiction) from the applicable governmental authority of the Maker and the applicable Guarantors’ respective jurisdictions of incorporation, organization or formation dated a recent date prior to the Signing Date, in each case, certified as of the Signing Date by the Maker and the Guarantors as being in full force and effect without modification or amendment;

(viii)	any Advance (other than the First Advance) shall be deposited into an account subject to a deposit account control agreement in favor of Holder;

(ix)

with respect to the Final Installment, as of the date of such Advance request, the Maker’s cash outlay identified in the Financial Report in respect of the Itemized Funding Plan shall not exceed by 10% or more the cash outlays projected by the Maker on the Signing Date in the Itemized Funding Plan (in each case, on a cumulative basis).

SECTION 3. Payments. The principal amount of this Note may be repaid, in whole but not in part, together with all accrued but unpaid interest, at the option of the Maker. Otherwise, the principal amount, and any accrued but unpaid interest shall be due on the Maturity Date in U.S. dollars, at such address or to such account, as applicable, as shall be designated to the Maker by the Holder. The Prepayment Premium will be due and payable by the Maker in connection with (A) any prepayment of the Advances prior to the Maturity Date and (B) any acceleration of the obligations hereunder pursuant to Section 5 hereof. Notwithstanding anything to the contrary, the entire unpaid principal balance, all accrued but unpaid interest on this Note, and any Prepayment Premium, if applicable, will be made in full on the Maturity Date or, if earlier, on the date of the acceleration of the obligations hereunder pursuant to Section 5 hereof, in U.S. dollars, at such address or to such account, as applicable, as shall be designated to the Maker by the Holder.

SECTION 4. Taxes.

(a) If Maker is required to withhold any amounts in respect of taxes under applicable law, Maker shall notify the Holder of such requirement and shall cooperate fully with the Holder to reduce or eliminate any such withholding taxes. The Maker shall provide the Holder with any information reasonably requested by the Holder to comply with its tax filing obligations in connection with the Note.

(b) Maker shall pay any present or future stamp, transfer, or documentary taxes or any other excise or property taxes, charges, or similar levies, and any penalties, additions to tax, or interest due with respect thereto, that may be imposed by any jurisdiction in connection with the execution, delivery, enforcement or registration of this Note. If at any time any governmental authority, applicable law, regulation or international agreement requires Maker to make any withholding or deduction for tax from any such payment or other sum payable hereunder to Holder, Maker hereby covenants and agrees that the amount due from Maker with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Holder receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Maker shall pay the full amount withheld or deducted to the relevant governmental authority. The agreements and obligations of Maker contained in this Section 4 shall survive the termination of this Note.

SECTION 5. Acceleration. Upon the occurrence of a Triggering Event and during the continuation thereof, the entire principal balance of this Note, together with all accrued and unpaid interest thereon and the Prepayment Premium, shall, at the Holder’s election, immediately become due and payable, without presentment, notice, or demand of any kind; provided, that upon the occurrence of a Triggering Event under clause (b) or (c) of said definition, the entire principal balance of this Note shall immediately become due and payable without any action on the part of the Holder.

SECTION 6. Representations and Warranties. Each of the Maker and the Guarantors hereby represent and warrant as follows:

(a) Such Person has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Note.

(b) This Note has been duly executed and delivered by such Person and constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) Except as set forth on Schedule 6(c), no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any governmental authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Maker and the Guarantors of this Note.

(d) Such Person (i) is a Person duly formed and registered, validly existing and, if applicable, in good standing under the laws of its jurisdiction of incorporation, formation, organization, or equivalent, (ii) has all organizational power and authority to (x) own or lease its assets and carry on its business as currently conducted and (y) execute, deliver and perform its obligations under this Note, (iii) is duly qualified and, if applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business as currently conducted requires such qualification, except to the extent any noncompliance could not reasonably be expected, individually or in the aggregate, to (A) materially and adversely affect the business, assets, results of operations, condition (financial or otherwise) or prospects of the Maker or the Guarantors or (B) impair the ability of the Maker or the Guarantors to perform its and their obligations hereunder or (C) adversely affect the validity, legality or enforceability of this Note, any provision herein, or the rights or remedies of the Holder hereunder, and (iv) is in compliance in all material respects with all applicable laws, orders, writs, injunctions and orders.

(e) No intellectual property of the Maker or the Guarantors is subject to any Liens (other than the Liens created hereunder).

(f) The provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents, are effective to create in favor of the Holder, except as otherwise permitted by Section 7(f), a legal, valid, enforceable and perfected first priority Lien on all right, title and interest of the Maker and the respective Guarantors in the Collateral described therein, in each case subject to exceptions and limitations otherwise set forth in this Note and the Collateral Documents.

(g) The Itemized Funding Plan fully and accurately presents all payments necessary to appropriately conduct the ongoing clinical trials of the Maker and to support Ixo-vec registrational development activities from the period commencing on the Signing Date through the last day of the period depicted in the Itemized Funding Plan.

SECTION 7. Covenants.

(a) Each of the Maker and the Guarantors shall at all times preserve and keep in full force and effect its (i) existence and (ii) all rights, franchises and other governmental approvals.

(b) Each of the Maker and the Guarantors shall maintain with financially sound and reputable insurance companies insurance in at least such amounts, of such character and against at least such risks as is usually maintained by companies of established repute engaged in the same or a similar business in the same general area.

(c) Each of the Maker and the Guarantors shall, and shall cause each of their subsidiaries to, conduct its business in compliance in all material respects with all applicable law and all its contractual obligations except to the extent any noncompliance could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on (i) the business, assets, results of operations, condition (financial or otherwise) or prospects of the Maker or the Guarantors or (ii) the ability of the Maker or the Guarantors to perform its obligations hereunder or (iii) the validity, legality or enforceability of this Note, any provision herein, or the rights or remedies of the Holder hereunder.

(d) Each of the Maker and the Guarantors shall not directly or indirectly make, declare or pay any dividends or distribution of any kind or repurchase any of its equity interests.

(e) The Maker shall at all times, directly or indirectly, own 100% of the outstanding equity interests of each of the Guarantors.

(f) Neither the Maker nor the Guarantors shall create, incur, assume or suffer to exist any Lien upon the Collateral, subject to the existing pledges and guarantees on Schedule 7(f).

(g) Except as set forth on Schedule 7(g) to this Note, the Maker and the Guarantors shall not incur or assume any Indebtedness, other than the Advances.

(h) The Maker and the Guarantors shall not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, other than transactions among the Maker and the Guarantors in the ordinary course of business.

(i) The Maker and the Guarantors shall not sell, lease or otherwise transfer any property or assets that constitute Collateral other than ordinary course sales of products.

(j) The Maker shall (x) from and after the Signing Date, operate its business to complete, initiate, effectuate and otherwise comply with the business plan set forth on Exhibit D hereto (the “Operating Plan”) and (y) use the proceeds of the Advances to finance the working capital needs as set forth on Exhibit E hereto (as it may be updated from time to time by mutual agreement of the Maker and the Holder, the “Itemized Funding Plan”) and for no other purpose.

(k) The Maker shall (x) furnish to the Holder on the date hereof, and every Tuesday of each week thereafter (in each case, as such date may be extended by the Holder in its sole discretion), (i) a statement of the cash balances of the Maker and the Guarantors and (ii) a report in the form of Exhibit B hereto (the “Financial Report”), which report shall (a) indicate the expenses paid by the Maker and the Guarantors for the prior week (with copies of invoices to the extent such expense is greater than $100,000), (b) indicate the expenses that the Maker and the Guarantors will pay during the following week (with copies of invoices to the extent such expense is greater than $100,000) and (c) project (1) initially, the expenses (on a weekly basis) to be paid through the end of the calendar year ending December 31, 2025, and (2) commencing on December 22, 2025, the expenses (on a weekly basis) to be paid during the following two calendar months and (y) upon the reasonable request of the Holder, cause its chief financial officer or other duly appointed officer reasonably requested by the Holder to participate in a call with the Holder to review the information provided pursuant to this Section 7(k) and discuss such other matters as the Holder may reasonably request.

(l) If requested by Maker, on a monthly basis promptly after the end of each calendar month, the Holder shall furnish to the Maker its calculation of accrued and unpaid interest owed hereunder.

(m) Except as set forth on Schedule 7(m) to this Note, the Maker and the Guarantors shall not make any Investments.

(n) The Maker shall, promptly upon the reasonable request of the Holder, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Holder may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

(o) Commencing on October 31, 2025, the Maker and any Guarantor shall make all payments of accounts payable in compliance with of the terms of all applicable contracts to which such Person is a party (including all amounts past due pursuant to the terms of such contracts as of such date), except, in each case, to the extent that any accounts payable are subject to a good faith dispute (solely to the extent of such good faith disputed amount).

SECTION 8. Security Interest and Related Provisions.

(a) In order to secure all of the Maker’s and the Guarantors’ obligations under this Note, each of the Maker and the Guarantors hereby grant and assign to the Holder a security interest in the Collateral.

(b) In order to perfect the security interest contemplated hereby, the Maker and the Guarantors shall (i) within two weeks of the Signing Date (or such later date as the Holder may agree in its reasonable discretion), enter into deposit account control agreements or a securities account control agreements, as applicable, in favor of the Holder, with respect to any deposit or securities account located in the United States, (ii) (x) as of the Signing Date, enter into and deliver intellectual property security agreements in the form of Exhibit C1-C3 with respect to all intellectual property registered and/or applied for in the United States, Canada, Australia, the European Union, Great Britain and Japan and (y) within one week of the Signing Date, execute and deliver customary agreements, filings, registrations or other documentation (in, each case, in the sole discretion of Holder) to permit Holder to possess a legal, valid, enforceable and perfected first priority Lien in all intellectual property registered and/or applied for in the European Union, Great Britain and Japan, (iii) enter into and deliver supplements to such intellectual property security agreements to perfect the security interest in any intellectual property registered and/or applied for in the United States, Canada, Australia, the European Union, Great Britain and Japan subsequent to the date hereof and (iv) within 2 Business Days of the date hereof, deliver all certificated securities, if any, constituting Collateral to the Holder.

(c) After the occurrence and during the continuation of a Triggering Event or failure to pay the accrued principal and interest on an applicable Maturity Date, upon written notice from the Holder to the Maker, the Holder shall be entitled to (i) inspect and appraise the Collateral and to prepare, repair, assemble or process the Collateral for sale, lease or other disposition; (ii) cause any or all of the Collateral to be transferred of record into the name of the Holder or its nominee; (iii) remove Collateral to the premises of the Holder or any other location selected by the Holder, for such time as the Holder may desire, for any purpose not prohibited hereby or by applicable law; and (iv) exercise any and all other rights, powers, privileges and remedies of an owner of the Collateral. To the extent permitted by law, the Maker hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made.

(d) After the occurrence and during the continuation of a Triggering Event or failure to pay the accrued principal and interest on an applicable Maturity Date, upon written notice from the Holder, all rights of the Maker and the Guarantors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise as the record owner of the any of the Collateral constituting securities shall immediately cease to be effective upon its receipt of notice from the Holder of the Holder’s intent to exercise its rights hereunder, and upon delivery of such notice all such voting and other consensual rights shall become vested in the Holder who shall thereupon have the sole right to exercise such voting and other consensual rights. Each of the Maker and the Guarantors hereby grants to the Holder an irrevocable proxy, with full power of substitution, coupled with an interest, to exercise the voting and other consensual rights pertaining to such Collateral, exercisable if and to the extent that the Holder is entitled to exercise such rights pursuant to this Section 8(d).

(e) If a Triggering Event has occurred and is then continuing:

(i) The Holder may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it under applicable law, all the rights and remedies of a secured party upon default under the laws of the United States of America, and the Holder may also sell the Collateral at public or private sale, at any exchange, broker’s board or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Holder may deem advisable.

(ii) Any cash held by the Holder as Collateral and all cash proceeds received by the Holder in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied to the payment of the obligations of the Maker or the Guarantors due to the Holder hereunder in the manner determined by the Holder in its sole discretion. Any surplus of such cash or cash proceeds held by the Holder and remaining after payment in full of such obligations shall be paid over to the Maker, the Guarantors or to whomsoever may be lawfully entitled to receive such surplus.

(f) Each of the Maker and the Guarantors hereby irrevocably appoints the Holder and its employees and agents as the Maker’s and the Guarantors’ true and lawful attorneys-in-fact, with full power of substitution, to do (i) all things required to be done by the Maker or the Guarantors under this Note, and (ii) all things that the Holder may deem necessary or advisable to assure the attachment, perfection and first priority of the security interest granted hereunder or otherwise to exercise rights and remedies of the Holder hereunder or carry out the intent of this Note, including, without limitation, (A) after a Triggering Event has occurred, to discharge past due taxes, assessments, charges, fees or liens on the Collateral and (B) after a Triggering Event has occurred, to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Holder to the Maker’s or the Guarantors’ obligations as provided herein. Without limitation, the Holder and its employees and agents shall be entitled to file financing statements and amendments thereto in respect of the Collateral, including financing statements describing such property as “all assets” or “all personal property,” whether now owned or hereafter acquired. The Holder shall be under no obligation whatsoever to take any of the foregoing actions, and absent gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment, the Holder and its shareholders, directors, officers, employees and agents shall have no liability or responsibility for any act taken or omitted with respect thereto. A copy of this Note shall be conclusive evidence of the Holder’s right to act under this Section 8 as against all third parties.

(g) Each of the Maker and the Guarantors shall, at its own expense, perform promptly upon the reasonable request of the Holder such acts as may be necessary or advisable, or that the Holder may request at any time, to assure the attachment, perfection and first priority of the security interest granted hereunder, to exercise rights and remedies hereunder, or to carry out the intent of this Note, including, without limitation, updating a Guarantor’s shareholder registers (or equivalent) over LLC interests, making filings with the US Patent and Trademark Office, the US Copyright Office and any other filing office to update the chain of title of the Collateral (including updating assignee records, correcting errors in record and recording releases of former security interests in Collateral) and providing any notices, making any filings and taking any other action as may be required by any applicable law.

(h) Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by them hereunder, the Holder shall have no duty of care with respect to the Collateral. The Holder shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Holder accords its own property. In addition, the Holder shall have no obligation to take any actions to preserve rights against other parties or property with respect to any Collateral.

(i) The Holder shall not have any duties or responsibilities except those expressly set forth in this Note and in the Collateral Documents. Without limiting the generality of the foregoing, the Holder: (x) shall not be subject to any fiduciary or other implied duties, regardless of whether a Triggering Event has occurred and is continuing and, without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Collateral Documents with reference to the Holder is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, (y) shall not have any duty to take any discretionary action or exercise any discretionary powers, and (z) shall not be liable for any action taken or not taken by it in the absence of its gross negligence or willful misconduct as determined by the final and non-appealable judgment of a court of competent jurisdiction.

SECTION 9. Guarantee.

(a) Each of the Guarantors irrevocably, absolutely and unconditionally guarantees, jointly and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Maker’s obligations under this Note, whether at maturity, by acceleration or otherwise. Each of the Guarantors further agrees that the Maker’s obligations may be extended, increased or renewed, amended or modified, in whole or in part, without notice to, or further assent from, the Guarantors and that such Guarantor will remain bound upon its guarantee hereunder notwithstanding any such extension, increase, renewal, amendment or modification. To the fullest extent permitted by applicable law, each of the Guarantors (i) waives promptness, presentment to, demand of payment from, and protest to, the Maker of any of the Maker’s obligations, and (ii) also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(b) Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the guaranteed obligations or operated as a discharge thereof) and not of collection, and waives any right to require that any resort be had by the Holder to any security held for the payment of any of the guaranteed obligations. The obligations of the Guarantors hereunder are independent of the obligations of the Maker, and a separate action or actions may be brought and prosecuted against the Guarantors whether or not action is brought against the Maker and whether or not the Maker is joined in any such action or actions. Any payment required to be made by the Guarantors hereunder may be required by the Holder on any number of occasions.

(c) Anything contained in this Note to the contrary notwithstanding, the obligations of the Guarantors under this Note shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Note subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal or state law.

(d) The obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Holder or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of this Note, any Collateral Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Note or any Collateral Document; (iii) the release of, or any impairment of any security held by the Holder for the guaranteed obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the guaranteed obligations; (v) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Holder; (vi) any change in the corporate existence, structure or ownership of the Maker, the lack of legal existence of the Maker or legal obligation to discharge any of the guaranteed obligations by the Maker for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of the Maker; (vii) the existence of any claim, set-off or other rights that the Guarantors may have at any time against the Maker or the Holder, whether in connection with this Note or any unrelated transaction; or (viii) any other circumstance (including statute of limitations), any act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a defense (other than a defense of payment in full) to, or discharge of, the Maker as a matter of law or equity. To the fullest extent permitted by applicable law, the Guarantors waive any defense based on or arising out of any defense of the Maker or the unenforceability of the guaranteed obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Maker. To the fullest extent permitted by applicable law, the Guarantors waive any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy.

(e) Upon the formation or acquisition of any new direct or indirect subsidiary by the Maker or any of the Guarantors, the Maker or such Guarantor shall within ten (10) days after such formation, acquisition:

(i) cause each such subsidiary to duly execute and deliver to the Holder joinders to this Note as Guarantors, intellectual property security agreements and other security agreements and documents as reasonably requested by and in form and substance reasonably satisfactory to the Holder, in each case granting Liens required hereunder;

(ii) cause each such subsidiary to deliver any and all certificates and instruments representing Collateral that are required to be delivered hereunder, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank; and

(iii) take and cause such subsidiary and each direct or indirect parent of such subsidiary to take whatever action (including the filing of UCC financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Holder to vest in the Holder (or in any representative of the Holder designated by it) valid and perfected Liens to the extent required hereunder, and to otherwise comply with the requirements of this Note.

SECTION 10. Miscellaneous.

(a) Any notice required by the provisions of this Note shall be given in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by email, with confirmation of receipt, to the Holder, the Maker or the Guarantors, as the case may be, at its address set forth on the signature page hereof. All notices sent in accordance with this section shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail.

(b) In no event shall the interest rate or rates payable under this Note exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Maker by its issuance hereof, each Guarantor by its guarantee hereof, and the Holder by its acceptance hereof intend to legally agree upon the rate of interest and manner of payments stated herein; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum rate allowable under applicable law, then, ipso facto as of the date of this Note, each of the Maker and each Guarantor is and shall be liable only for the payment of such maximum amount as allowed by law, and payment received from the Maker or the Guarantors in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of this Note to the extent of such excess.

(c) Each of the Maker and the Guarantors and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand, and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

(d) This Note shall be governed by and construed in accordance with laws of the State of New York.

(e) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or New York State court in each case sitting in the Borough of Manhattan in New York City in any action or proceeding arising out of or relating to this Note or any Collateral Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note or any Collateral Document shall affect any right that Holder may otherwise have to bring any action or proceeding relating to this Note or any Collateral Document against the Maker or its properties in the courts of any jurisdiction.

(f) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or any Collateral Document in any court referred to in Subsection (e) of this Section 10. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(g) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10(a) hereunder. Nothing in this Note or any Collateral Document will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(h) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY COLLATERAL AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER LOAN DOCUMENTATION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(h).

(i) The Maker shall maintain a separate register for the registration of the Note (the “Register”). The Register shall contain (i) the names and addresses of each person that holds any interest in this Note (including for the avoidance of doubt any person to which the Holder (or any of its successors or assigns) transfer any interest in the Note), (ii) the principal amounts (and stated interest) of the Note owing to each such person pursuant to the terms hereof from time to time, (iii) the date and amount of each interest payment by Maker to Holder and (iv) the date and amount of each payment of any principal amount by Maker to Holder. Notwithstanding anything to the contrary in this Note, the entries in the Register shall be conclusive absent manifest error, and the Holder and the Maker shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a lender hereunder for all purposes of this Note. The Register shall be available for inspection by the Holder at any reasonable time and from time to time upon reasonable prior notice. The parties intend the loan to be in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and this Note shall be interpreted in accordance with such intent.

(j) This Note shall be binding upon the successors and assigns of the Maker and the Guarantors and shall inure to the benefit of the Holder and its successors and assigns; provided, however, that none of the Maker nor the Guarantors may assign this Note without the prior written consent of the Holder; provided, further, that the Holder may not assign this Note prior to the occurrence of a Triggering Event, and any assignment in violation hereof shall be void ab initio. The Maker shall record any assignment permitted by this paragraph in the Register pursuant to the rules under Section 1.871-14(c)(1)(i) of the United States Treasury Regulations.

Remainder of page left intentionally blank.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note effective on the date first above written.

Maker:

ADVERUM BIOTECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Laurent Fisher
Name: Laurent Fisher, M.D.
Title: President and Chief Executive Officer

Address for Notices:

Adverum Biotechnologies, Inc.
100 Cardinal Way, Redwood City, CA 94063
Attention: Laurent Fischer, President and Chief Executive Officer

with a copy (which shall not constitute notice) to:

Adverum Biotechnologies, Inc.
100 Cardinal Way, Redwood City, CA 94063
Attention: General Counsel
Email: [Intentionally omitted]

with a copy (which shall not constitute notice) to:

Cooley LLP
55 Hudson Yards
New York, NY 10001-2157
Attention: Bill Roegge; Jason Kent; Addison Pierce
Email: broegge@cooley.com; jkent@cooley.com; afpierce@cooley.com

Guarantors:

ADVERUM NC, LLC

By:	/s/ Linda Rubinstein
Name: Linda Rubinstein
Title: Chief Financial Officer

Address for Notices:

Adverum Biotechnologies, Inc.
100 Cardinal Way, Redwood City, CA 94063
Attention: Laurent Fischer, President and Chief Executive Officer

with a copy (which shall not constitute notice) to:

Adverum Biotechnologies, Inc.
100 Cardinal Way, Redwood City, CA 94063
Attention: General Counsel
Email: [Intentionally omitted]

with a copy (which shall not constitute notice) to:

Cooley LLP
55 Hudson Yards
New York, NY 10001-2157
Attention: Bill Roegge; Jason Kent; Addison Pierce
Email: broegge@cooley.com; jkent@cooley.com; afpierce@cooley.com

Executed by Avalanche Australia Pty Ltd (ACN 155 723 738) in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Kishor Peter Soparkar	/s/ Marc Douglas Tobit Peskett
Signature of director	Signature of director/secretary

Kishor Peter Soparkar	Marc Douglas Tobit Peskett
Name of director (print)	Name of director/secretary (print)

Address for Notices:

Adverum Biotechnologies, Inc. 100 Cardinal Way, Redwood City, CA 94063
Attention: Laurent Fischer, President and Chief Executive Officer with a copy (which shall not constitute notice) to:

Adverum Biotechnologies, Inc. 100 Cardinal Way, Redwood City, CA 94063
Attention: General Counsel
Email: [Intentionally omitted] with a copy (which shall not constitute notice) to:

Cooley LLP 55 Hudson Yards
New York, NY 10001-2157
Attention: Bill Roegge; Jason Kent; Addison Pierce
Email: broegge@cooley.com; jkent@cooley.com; afpierce@cooley.com

SIGNED AND DELIVERED for and on behalf of and as the DEED of:
ANNAPURNA THERAPEUTICS LIMITED
by its lawfully appointed attorney	/s/ Kishor Peter Soparkar
Attorney Signature

Kishor Peter Soparkar
Attorney Name

in the presence of:

/s/ Kathryn Ask
(Witness Signature)

100 Cardinal Way,
Redwood City, CA 94063
(Witness Address)

Executive Assistant
(Witness Occupation)

Address for Notices:
Adverum Biotechnologies, Inc. 100 Cardinal Way, Redwood City, CA 94063
Attention: Laurent Fischer, President and Chief Executive Officer with a copy (which shall not constitute notice) to:
Adverum Biotechnologies, Inc. 100 Cardinal Way, Redwood City, CA 94063
Attention: General Counsel
Email: [Intentionally omitted] with a copy (which shall not constitute notice) to:
Cooley LLP 55 Hudson Yards
New York, NY 10001-2157
Attention: Bill Roegge; Jason Kent; Addison Pierce
Email: broegge@cooley.com; jkent@cooley.com; afpierce@cooley.com

Acknowledged and Agreed:

Holder:

ELI LILLY AND COMPANY,
an Indiana corporation

By:	/s/ Andrew Charles Adams
Name: Andrew Charles Adams
Title: Group Vice President - Molecule Discovery
Lilly Research Laboratories

Address for Notices:

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
Attention: Senior Vice President and Head of Corporate Business Development

with a copy (which shall not constitute notice) to:

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
Attention: Senior Vice President - Transactions and Contracting

with an additional copy (which will not constitute notice) to:

Ropes & Gray LLP
800 Boylston Street, Prudential Tower
Boston, MA 02199-3600
Attention: Emily J. Oldshue; Daniel Coyne
Email: Emily.Oldshue@ropesgray.com; Daniel.Coyne@ropesgray.com

Exhibit A

Perfection Certificate

Exhibit B

Financial Reporting Template

Exhibit C-1

US Patent Security Agreements

Exhibit C-2

US Trademark Security Agreements

Exhibit C-3

US Copyright Security Agreements

Exhibit D

Operating Plan

Exhibit E

Itemized Funding Plan